UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2009
IDM PHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19591	33-0245076
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
On May 18, 2009, IDM Pharma, Inc. (“IDM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Takeda America Holdings, Inc., a New York corporation (“Takeda America”) and Jade Subsidiary Corporation, a Delaware corporation and wholly owned subsidiary of Takeda America (“Purchaser”), pursuant to which, among other things, Purchaser has agreed to commence a tender offer for all the outstanding shares of common stock of IDM, subject to the terms and conditions contained in the Merger Agreement.
On May 18, 2009, Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan and the parent of Takeda America (“TPC”) and IDM issued a joint press release relating to the Merger Agreement. A copy of the press release was previously furnished by IDM on a Schedule 14D-9C, filed with the Securities and Exchange Commission (“SEC”) on May 18, 2009.
Merger Agreement
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, Purchaser is obligated to commence a tender offer (the “Offer”) to acquire all outstanding shares of IDM common stock, par value $0.01 per share (the “Shares”) for $2.64 per Share, net to the seller in cash (the “Offer Price”).
The Merger Agreement provides that Purchaser will commence the Offer as promptly as reasonably practicable (but no later than seven business days) after the initial public announcement of the execution of the Merger Agreement. The initial expiration date of the Offer is 20 business days following the commencement of the Offer, and the Offer may be extended under certain circumstances described in the Merger Agreement. Under no circumstances may the Offer be extended beyond July 22, 2009. Purchaser’s obligation to accept for payment and pay for Shares tendered in the Offer is subject to certain conditions, including, among other things, that at least a majority of the outstanding Shares on a fully diluted basis (which includes Shares that are issuable pursuant to outstanding IDM warrants and options) shall have been validly tendered (and not properly withdrawn) in accordance with the terms of the Offer (the “Minimum Condition”). Pursuant to the Merger Agreement, as soon as practicable after Purchaser’s acceptance of Shares tendered in the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser is obligated to acquire all of the Shares that were not tendered, through a merger of Purchaser with and into IDM with IDM being the surviving corporation and a wholly owned subsidiary of Takeda America (the “Merger”). At the effective time of the Merger, each issued and outstanding Share (other than Shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) will be automatically canceled and converted into the right to receive the Offer Price.
The Merger Agreement grants Purchaser an option (the “Top-Up Option”) to acquire directly from IDM a number of newly-issued Shares equal to the lesser of (i) the number of Shares that, when added to the number of Shares owned by Purchaser as of immediately prior to the exercise of the Top-Up Option , constitutes one share more than 90% of the number of Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option or (ii) the aggregate number of Shares that IDM is authorized to issue under its Amended and Restated Certificate of Incorporation, as amended, but that are not issued and outstanding or otherwise committed to be issued at the time of exercise of the Top-Up Option.
The Merger Agreement includes customary representations, warranties and covenants of IDM, Takeda America and Purchaser, including certain operating covenants related to IDM’s business. IDM has also agreed not to solicit, initiate, knowingly encourage or knowingly facilitate any third party acquisition proposals for IDM. The Merger Agreement also includes termination provisions for both IDM and Takeda America and provides that, in connection with the termination of the Merger Agreement under specified circumstances, IDM will be required to pay to Takeda America a termination fee of $2.25 million, subject to offset by any expense reimbursement amounts previously paid by IDM. IDM will be obligated to reimburse Takeda America’s actual expenses of up to $750,000 in connection with the termination of the Merger Agreement under specified circumstances.
The closing of the Merger is subject to customary closing conditions. Depending on the number of Shares held by Purchaser after Purchaser’s acceptance of the Shares tendered in accordance with the terms of the Offer (and, if applicable, Purchaser’s acquisition of Shares pursuant to the Top-Up Option), approval of the Merger by the holders of the outstanding Shares after the completion of the Offer may be required.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.
The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about IDM. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to (and solely for the benefit of) each other. The assertions embodied in the representations and warranties of IDM are qualified by information contained in the confidential disclosure schedules that IDM delivered in connection with signing the Merger Agreement as well as by information contained the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by the Annual Report on Form 10-K/A and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 (the “SEC Reports”). Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances described therein. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.
Stockholders’ Agreement
In connection with the Offer, Takeda America and certain of IDM’s stockholders (the “Signing Stockholders”) have entered into a Stockholders’ Agreement, dated as of May 18, 2009 (the “Stockholders’ Agreement”). As of May 18, 2009, the outstanding Shares subject to the Stockholders’ Agreement represent approximately 55% of the total outstanding Shares and approximately 49% of Shares outstanding on a fully diluted basis for purposes of determining the Minimum Condition. Pursuant to the Stockholders’ Agreement, each of the Signing Stockholders agreed, in their capacities as stockholders of IDM, among other things, (i) subject to the termination of the Stockholders’ Agreement, to tender or cause to be tendered in the Offer all Shares beneficially owned or subsequently acquired by them, (ii) for the Signing Stockholders who are directors and officers of IDM, not to withdraw the Shares tendered by them in the Offer prior to the termination of the Stockholders’ Agreement, (iii) for Palo Alto Investors, LLC and its affiliates funds, not to withdraw the Shares tendered by them in the Offer prior to the earliest of (1) the time Purchaser accepts Shares for payment in the Offer, (2) July 22, 2009, (3) the occurrence of a Company Adverse Recommendation Change (as defined in the Merger Agreement), (4) the receipt or announcement of an unsolicited offer to acquire IDM from a third party at a higher price than the Offer Price that is reasonably capable of being completed or (5) the termination of the Stockholders’ Agreement, (iv) for Medarex, Inc., not to withdraw the Shares tendered by them in the Offer prior to the earliest of (1) the time Purchaser accepts Shares for payment in the Offer, (2) July 22, 2009, (3) the occurrence of a Company Adverse Recommendation Change (as defined in the Merger Agreement or (4) the termination of the Stockholders’ Agreement. The Stockholders’ Agreement will terminate upon the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) any amendment, waiver or modification to the Merger Agreement made without the IDM stockholders’ prior written approval that changes the form of the Offer Consideration (as defined in the Merger Agreement), decreases the amount of the Offer Consideration, extends the outside date for acceptance of Shares in the Offer, adds additional conditions to the Offer or otherwise materially and adversely affects IDM’s stockholders and (iii) the time Purchaser accepts Shares for payment in the Offer.
The form of the Stockholders’ Agreement is filed as Exhibit 99.1 to this report and is incorporated by reference herein. The description of the Stockholders’ Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Stockholders’ Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2009, the IDM Board of Directors (the “Board”), in connection with its approval of the Merger Agreement, approved the following matters:
Vesting Acceleration of Options, Restricted Stock Awards and RSUs
Assuming the satisfaction of the Minimum Condition and Purchaser’s acceptance and payment for Shares in the Offer (the “Acceptance Time”), the Board approved the full acceleration of vesting for all outstanding options to purchase Shares (the “Options”) under IDM’s 1989 Stock Plan, as amended, and IDM’s 2000 Stock Plan, as amended (the “Option Plans”), contingent and effective immediately prior to the Acceptance Time. In addition, the Board approved an amendment to provide that each Option with an exercise price below the Offer Price shall be amended to provide for a “net exercise” or “cashless exercise” provision so that IDM will reduce the number of Shares issuable upon exercise of each such Option by the number of Shares equal to the original exercise price of such Options multiplied by the number of Shares underlying such Option. The foregoing acceleration of vesting and amendment will apply to Options held by certain of our executive officers and directors.
In addition, the Board approved and confirmed the acceleration of the vesting of each restricted stock award and each deferred issuance restricted stock unit award (the “RSUs”) of IDM under the Option Plans effective and contingent upon the closing of the Merger. Upon the closing of the Merger, each Share subject to the RSUs shall be cancelled in exchange for the Offer Price. The foregoing acceleration of vesting will apply to restricted stock awards and RSUs held by certain of our executive officers and directors and the potential payments related to such acceleration will be included in the Solicitation/Recommendation Statement on Schedule 14D-9 that IDM expects to file with respect to the Offer.
Amendment of 2009 Transaction Bonus Plan
The Board adopted IDM’s 2009 Transaction Bonus Plan on December 11, 2008 (as amended, the “Transaction Bonus Plan”), which provides for bonus payments to IDM’s executive officers in the event of certain corporate transactions. On May 17, 2009, the Board approved certain amendments to the Transaction Bonus Plan to clarify that transactions such as the Merger shall be included in the definition of “Change of Control” (as defined in the Transaction Bonus Plan) and that the bonus payments under the Transaction Bonus Plan will be payable upon the closing of any Change of Control on or prior to August 31, 2009. These bonus payments would be in addition to any payment to which the specified participants under the Transaction Bonus Plan are entitled under any other agreements with IDM.
A summary of the Transaction Bonus Plan, as amended, is filed as Exhibit 10.1 to this report and is incorporated by reference herein. The description of the Transaction Bonus Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the Transaction Bonus Plan.
Termination of Directors’ Deferred Compensation Plan
The Board also approved the termination of IDM’s Amended and Restated Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”), contingent and effective upon the closing of the Merger, and the payment of all benefits under the Directors’ Deferred Compensation Plan to the participant directors in that plan in a single lump sum in accordance with applicable requirements related to Section 409A of the Internal Revenue Code of 1986, as amended. Mike Grey and John McKearn, who are directors of IDM, will be entitled to receive approximately $126,826 and $18,242, respectively, in connection with the acceleration of payment of such directors’ Directors’ Deferred Compensation Plan accounts.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

2.1	Agreement and Plan of Merger, dated May 18, 2009, by and among Takeda America Holdings, Inc., Jade Subsidiary Corporation and IDM Pharma, Inc.

10.1	2009 Transaction Bonus Plan, as amended on May 17, 2009.

99.1	Stockholders’ Agreement, dated May 18, 2009, by and among Takeda America Holdings, Inc. and certain stockholders of IDM Pharma, Inc.

99.2	Joint press release of Takeda Pharmaceutical Company Limited and IDM Pharma, Inc. dated May 18, 2009 (incorporated herein by reference to the Joint Press Release filed under the cover of Schedule 14D- 9C by IDM Pharma, Inc. on May 18, 2009).

Additional Information and Where To Find It
This report is neither an offer to purchase nor a solicitation of an offer to sell Shares of IDM. The tender offer for the Shares of IDM has not commenced. Stockholders of IDM are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their Shares. At the time the Offer is commenced, Takeda America and Purchaser will file a Tender Offer Statement on Schedule TO and related tender offer materials with the SEC, and IDM will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of IDM at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) at www.idm-pharma.com.
Safe Harbor for Forward-Looking Statements
This report includes forward-looking statements that are subject to risks, uncertainties and other factors, including the risks that the acquisition of IDM will not be consummated as the transactions are subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the anticipated timing of completion of the transactions; the ability to complete the transactions considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These and other risks affecting IDM and its drug development programs, intellectual property rights, personnel and business are more fully discussed in IDM’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the SEC. IDM expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: May 18, 2009	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 18, 2009, by and among Takeda America Holdings, Inc., Jade Subsidiary Corporation and IDM Pharma, Inc.

10.1	2009 Transaction Bonus Plan, as amended on May 17, 2009.

99.1	Stockholders’ Agreement, dated May 18, 2009, by and among Takeda America Holdings, Inc. and certain stockholders of IDM Pharma, Inc.

99.2	Joint press release of Takeda Pharmaceutical Company Limited and IDM Pharma, Inc. dated May 18, 2009 (incorporated herein by reference to the Joint Press Release filed under the cover of Schedule 14D- 9C by IDM Pharma, Inc. on May 18, 2009).